Exhibit 99.1

FOR IMMEDIATE RELEASE

FOUR OAKS FINCORP, INC. ANNOUNCES TERMINATION OF WRITTEN
AGREEMENT WITH FEDERAL RESERVE BANK OF RICHMOND

FOUR OAKS, N.C.--(BUSINESS WIRE)--Four Oaks Fincorp, Inc. (OTCQX:FOFN) (the “Company”), the holding company for Four Oaks Bank & Trust Company (the “Bank”), announced today that the Bank’s July 2015 Written Agreement (the “Written Agreement”) with the Federal Reserve Bank of Richmond (the “FRB”) has been terminated by the FRB with an effective termination date of April 28, 2017.
David Rupp, President and Chief Executive Officer stated, “Since our capital raise in August of 2014, the team at Four Oaks has worked diligently to improve our performance and put ourselves in a position to grow the Bank and serve more customers. The significant upgrade in our risk management and an improved partnership with the regulators has allowed us to move beyond the regulatory restrictions of the past. Considering this announcement, solid first quarter earnings and the return of our dividend, we are excited about the path forward.”

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended.  These forward-looking statements are based on the Company’s current beliefs and assumptions and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations.  For a discussion of the most significant risks and uncertainties associated with the Company’s business, please review the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent reports. You are cautioned not to place undue reliance on these forward-looking statements, which are based on the Company’s expectations as of the date of this press release and speak only as of the date of this press release.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

CONTACT:
Four Oaks Fincorp, Inc.
David H. Rupp, President and Chief Executive Officer
Deanna W. Hart, Executive Vice President and Chief Financial Officer
(919) 963-2177